UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14c of the Securities Exchange Act of 1934

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HYBRID DYNAMICS CORPORATION
(Name of Registrant as Specified in its Charter)

__________________________________________________________
(Name of Person Filing Information Statement, if Other Than the Registrant)

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HYBRID DYNAMICS CORPORATION
892 NORTH 340 EAST
AMERICAN FORK, UT  84003
(801) 756-5831

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF HYBRID DYNAMICS CORPORATION

I am writing to inform you that the Board of Directors of Hybrid Dynamics Corporation (the "Company"), and holders of a majority of the issued and outstanding shares of capital stock of the Company entitled to vote on the matter set forth herein, have approved the following corporate actions in lieu of a meeting pursuant to Section 78.320 of the Nevada General Corporation Law:

  The amendment to the Company's Articles of Incorporation to effect a stock combination, or reverse stock split, pursuant to which every one-hundred (100) shares of the Company's outstanding common stock, par value $.00015 per share (the "Common Stock"), would be exchanged for one (1) new share of Common Stock.

  Amendment of the Company's 2006 Qualified Incentive Stock Option Plan.

  Election of persons to be members of the Board of Directors.

  Appointment of auditors for the year ending December 31, 2007.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF AN ANNUAL MEETING OR SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

This Information Statement, which describes the above corporate actions in more detail, is being furnished to stockholders of the Company for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations prescribed there under. Pursuant to Rule 14c-2 under the Exchange Act, these corporate actions will not be effective until at least twenty (20) calendar days after the mailing of this Information Statement to the stockholders of the Company. The reverse stock split will be effective at such time after the expiration of the aforementioned twenty (20) day period as the Board of Directors has determined the appropriate effective time for the reverse stock split and, upon such determination, the Company will file a Certificate of Amendment to its Articles of Incorporation with the Nevada Secretary of State to effect the reverse stock split of the Company's outstanding Common Stock.

July 19, 2007	By Order of the Board of Directors

/s/ PAUL R. RESSLER
Paul R. Ressler, President

HYBRID DYNAMICS CORPORATION
892 NORTH 340 EAST
AMERICAN FORK, UT  84003

INFORMATION STATEMENT

July 19, 2007

This Information Statement is being mailed to the stockholders of Hybrid Dynamics Corporation, a Nevada corporation (hereinafter referred to as the "Company"), on or about July 19, 2007 in connection with the corporate actions referred to below. The Company's board of directors (the "Board") and holders (collectively, the "Consenting Stockholders") of a majority of the issued and outstanding shares of common stock, par value $.00015 per share (the "Common Stock"), of the Company entitled to vote on the matters set forth herein have approved such matters. Accordingly, this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under Regulation 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of these corporate actions. No other stockholder approval is required. The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on May 15, 2007 (the "Record Date").

THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

CORPORATE ACTIONS

The Nevada General Corporation Law permits the holders of a majority of the shares of the Company's outstanding Common Stock to approve and authorize actions by written consent of a majority of the shares outstanding as if the action were undertaken at a duly constituted meeting of the stockholders of the Company. Consenting Stockholders holding an aggregate of 12,703,662 shares of Common Stock, representing approximately 52.46% of the total shares of Common Stock entitled to vote on the matter set forth herein, consented in writing without a meeting to the matters described herein. As a result, no further votes will be needed to approve the matters set forth herein. As of the Record Date, the Company had outstanding 24,215,695 shares of Common Stock. The corporate actions described in this Information Statement will not afford stockholders the opportunity to dissent from the action described herein or to receive an agreed or judicially appraised value for their shares.

The Board and the Consenting Stockholders have consented to (a) the adoption and filing of a Certificate of Amendment ("Certificate of Amendment") to the Articles of Incorporation of the Company in the form of EXHIBIT A attached to this Information Statement, which provides for the amendment to the Company's Articles of Incorporation to effect a stock combination, or reverse stock split, pursuant to which every one hundred (100) shares of the Company's outstanding Common Stock, would be exchanged for one (1) new share of Common Stock, and (b) the adoption of Amendment #1 to the 2006 Qualified Incentive Stock Option Plan, providing that the aggregate number of shares reserved for purposes of the Plan shall be One Million (1,000,000) shares of the Company’s Common Stock, $0.00015 par value per share, and the Consenting Stockholders have, in addition, consented to (c) the election of the existing directors to additional terms and (d) the appointment of Pritchett, Siler & Hardy, P.C. as auditors of the Company for 2007.  The Company will pay all expenses of furnishing this Information Statement, including the cost of preparing, assembling and mailing this Information Statement.

VOTING SECURITIES

As of May 15, 2007, there were 24,215,695 shares of our common stock outstanding. Each outstanding share of common stock is entitled to one vote per share.

DISSENTERS’ RIGHT OF APPRAISAL

Under Nevada law and our articles of incorporation and bylaws, no stockholder has any right to dissent to the proposed reverse stock split or the proposed name change, and is not entitled to appraisal of or payment for their shares of our stock.

STOCKHOLDER AUTHORIZATION

AMENDMENT TO ARTICLES OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK
(ITEM 1)

On July 6, 2007, the Board and the Consenting Stockholders adopted a resolution to amend the Company's Articles of Incorporation to effect a stock combination, or reverse stock split, pursuant to which every one hundred (100) shares (the "Old Shares") of the Company's outstanding Common Stock would be exchanged for one (1) new share (the "New Shares") of Common Stock.  No fractional shares will be issued, instead, each shareholder whose aggregate number of Old Shares (held in one name or account immediately prior to the filing of the amended Articles) are fewer than ten thousand (10,000) will receive one hundred (100) New Shares in exchange for such Old Shares.

The number of Old Shares for which each New Share is to be exchanged is referred to as the "Exchange Number." The reverse stock split will be effected simultaneously for all shares of Common Stock and the Exchange Number will be the same for all shares of Common Stock. Upon the effectiveness of the reverse stock split, each option or warrant right for Common Stock would entitle the holder to acquire a number of shares equal to the number of shares which the holder was entitled to acquire prior to the reverse stock split divided by the Exchange Number at the exercise price in effect immediately prior to the reverse stock split, multiplied by the Exchange Number.

The Board will have the authority to determine the exact timing of the Effective Date (as defined below) of the reverse stock split, without further stockholder approval. Such timing will be determined in the judgment of the Board.

The Board also reserves the right, notwithstanding stockholder approval and without further action by the stockholders, not to proceed with the reverse stock split, if, at any time prior to filing the amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada, the Board, in its sole discretion, determines that the reverse stock split is no longer in the best interests of the Company and its stockholders. The Board may consider a variety of factors in determining whether or not to implement the reverse stock split including, but not limited to, overall trends in the stock market;

  recent changes, prospects and anticipated trends in the per share market price of the Common Stock, business and transactional developments;

  the Company's actual and projected financial performance; and

  the Company's anticipated merger with another entity.

The reverse stock split will not change the proportionate equity interests of the Company's stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to the Company's issuance of additional shares in lieu of fractional shares as described below. The Common Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The Company will continue to be subject to the periodic reporting requirements of the Exchange Act.

REASONS FOR THE REVERSE STOCK SPLIT

The Board reviewed the Company's current business and financial performance. The Board determined that a reverse stock split was desirable in order to achieve the following benefits, each of which is described below in more detail:

  encourage greater investor interest in the Common Stock; and

  reduce the likely future trading fees and commissions which may be incurred by stockholders, if and when a public trading develops for the Company’s shares, since these costs are based to a significant extent on the number of shares traded.

ENCOURAGE GREATER INVESTOR INTEREST IN THE COMPANY'S COMMON STOCK

The Board believes that the reverse stock split will encourage greater interest in the Company's Common Stock by the investment community and by potential business combination participants. If effected, the reverse stock split would reduce the number of outstanding shares of Common Stock and possibly increase a valuation and potential future trading price of the Common Stock.

REDUCE TRADING FEES AND COMMISSIONS INCURRED BY STOCKHOLDERS

Because broker commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, a high number of outstanding shares of Common Stock, in the absence of the reverse stock split, may result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if such share price was substantially higher. This factor may limit the willingness of investors or business combination participants to accept or invest in the Common Stock.

CERTAIN EFFECTS OF THE REVERSE STOCK SPLIT

The reverse stock split will not affect the par value of the Common Stock. As a result, on the Effective Date (as defined below) of the reverse stock split, the stated capital on the Company's balance sheet attributable to the Common Stock will be reduced in proportion to the exchange ratio of one (1) to one hundred (100), and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Company's Common Stock will increase because there will be fewer shares of the Company's Common Stock outstanding.

Upon the effectiveness of the reverse stock split, the number of authorized shares of Common Stock that are not issued or outstanding will increase, as reflected in the following table:

	PRIOR TO REVERSE	AFTER REVERSE
	STOCK SPLIT	STOCK SPLIT
Number of shares of Common Stock:
Authorized	99,000,000	99,000,000
Outstanding	24,215,695	251,026
Reserved for Issuance	925,333	1,000,000
Available for future issuance	73,858,972	97,748,974

This increase will significantly improve the ability of the Board to issue authorized and unissued shares without further stockholder action. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. Although the increase in the number of authorized but unissued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances which would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another entity), the reverse stock split is not being effected in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board and stockholders.

Stockholders should also recognize that if the reverse stock split is effected they will own a fewer number of shares than they presently own, equal to the number of shares owned immediately prior to the filing of the amendment divided by the Exchange Number (except for owners of less than 10,000 Old Shares, who will receive 100 shares each). While the Company expects that the reverse stock split will result in enhancing the interest of investors and possible business combination participants in the Common Stock, there can be no assurance that the reverse stock split will increase such interest or will result in any permanent increase in any future market price, which are dependent upon many factors, including the Company's performance and prospects.

Furthermore, the possibility exists that future liquidity in the market price of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. The reverse stock split will not increase the number of the Company's stockholders who own odd lots, that is, less than 100 shares, because any shareholder who would have received less than 100 New Shares upon the reverse split (that is, owners of less than 10,000 Old Shares) will instead receive exactly 100 New Shares. Nevertheless, there can be no assurance that the reverse stock split will achieve the desired results that have been outlined above.

PROCEDURE FOR EFFECTING THE REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

If the Board still believes that the reverse stock split is in the best interests of the Company and its stockholders, the Company will file the Certificate of Amendment with the Secretary of State of the State of Nevada at such time as the Board has determined the appropriate effective time for such split, but in no event earlier than twenty (20) calendar days following the mailing of this Information Statement to the stockholders of the Company. The reverse stock split will become effective on the date of filing the amendment (the "Effective Date"). Beginning on the Effective Date, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

As soon as practicable after the Effective Date, stockholders will be notified that the reverse stock split has been effected. The Company's transfer agent will act as exchange agent for the reverse stock split for purposes of implementing the exchange of stock certificates. All certificates for Old Shares may be returned to the Company’s transfer agent for cancellation and issuance of a certificate representing New Shares, for which the transfer agent may charge a fee.

FRACTIONAL SHARES

No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the Exchange Number, will receive one whole share of Common Stock in lieu of a fractional share.  Further, shareholders who own fewer than ten thousand (10,000) Old Shares will receive exactly one hundred (100) New Shares in exchange for such Old Shares, regardless of the result produced by dividing their Old Share ownership by 100.

DISSENTERS' RIGHTS

Under Nevada law, stockholders are not entitled to dissenter's rights with respect to the proposed amendment.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following is a summary of certain material federal income tax consequences of the reverse stock split, and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (the "Code"), generally, property held for investment. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.  EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE STOCK SPLIT.

No gain or loss should be recognized by a stockholder of the Company upon such stockholder's exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split, including any fraction of a New Share deemed to have been received, will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefore. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Share surrendered in the reverse stock split.

AMENDMENT TO
THE 2006 QUALIFIED INCENTIVE STOCK OPTION PLAN
(ITEM 2)

On July 6, 2007, the Board and the Consenting Stockholders adopted a resolution to amend the Company's 2006 Qualified Incentive Stock Option Plan (the “Plan”), for the purpose of establishing that  the aggregate number of shares reserved for purposes of the Plan shall be One Million (1,000,000) shares of the Company’s Common Stock, $0.00015 par value per share.  Although the Company’s Plan reserved this number of shares originally upon adoption of the Plan, the Board and shareholders adopted this Amendment in order to make clear that the number of shares reserved under the Plan continues to be 1,000,000 following the 100 for 1 reverse stock split.

The 2006 Qualified Incentive Stock Option Plan (the “Plan”) became effective as of September 21, 2006, the date of its adoption by the Board and approval by a majority of the Company's stockholders.  The Plan is intended to meet the requirements for favorable income tax treatment pursuant to the IRC as a qualified employee incentive plan.

The Plan provides for the issuance of options for the purchase of shares of the Company’s restricted $0.00015 shares of Common Stock at a price to be no less than the fair value of the Company’s shares of common stock on the date of grant.  Awards under the Plan may only be made to employees of the Company and the Plan for termination of the options granted upon the termination of employment.  The Plan stock options and the common stock which may be issued pursuant to the Plan stock options are not registered securities, and the Company has no obligation to register such securities.

As of the date of filing hereof, there have been no grants of shares pursuant to the terms of the Plan.

Options granted under the 2006 Qualified Incentive Stock Option Plan expire at 5:00 p.m. Eastern Standard Time on the tenth year anniversary of the options date of grant (the “Termination Date”).

ELECTION OF DIRECTORS
(ITEM 3)

On July 6, 2007, the Consenting Stockholders re-elected Paul Ressler, Leonard DuCharme and Darren Jensen to serve as directors of the Company for an additional term until the next election of directors.  Messrs Ressler, DuCharme and Jensen were each originally appointed as directors of the Company on August 15, 2006 and have continued to serve as such since that time.

APPOINTMENT OF AUDITORS
(ITEM 4)

On July 6, 2007, the Consenting Stockholders adopted a resolution to appoint the accounting firm of Pritchett, Siler & Hardy, P.C., Salt Lake City, Utah, as the accountants of record to the Company and to audit and report upon the financial statements of the Company for the year ending December 31, 2007.

Pritchett, Siler & Hardy, P.C. served as auditors of the Company for the year-ended December 31, 2006, and have agreed to continue to serve as our auditors for the current year.

BOARD OF DIRECTORS’ RECOMMENDATION AND STOCKHOLDER APPROVAL

As of July 6, 2007, our Board and stockholders holding a majority of our voting power approved a resolution to authorize our Board, at its discretion, to effect a reverse stock split of each share of common stock of the Company at a ratio of 1 share for every 100 shares of common stock outstanding. Stockholders holding a majority of our voting power also approved a resolution to authorize our Board to adopt Amendment #1 to the our 2006 Qualified Incentive Stock Option Plan, providing that the aggregate number of shares reserved for purposes of the Plan shall be One Million (1,000,000) shares of the Company’s Common Stock, $0.00015 par value per share, after the foregoing reverse stock split.  Finally, stockholders holding a majority of our voting power elected our existing directors to additional terms and appointed Pritchett, Siler & Hardy, P.C. as auditors of the Company for 2007.

In the absence of a meeting, the affirmative consent of holders of a majority of the vote represented by our outstanding shares of common stock was required to approve the foregoing actions. Because holders of approximately 52.46% of our voting power signed a written consent in favor of these items we are authorized to (i) amend our articles of incorporation to effect the reverse stock split, (ii) amend our 2006 Qualified Incentive Stock Option Plan, (iii) elect our existing directors to new terms and (iv) retain our auditors for 2007.

The information contained in this Information Statement constitutes the only notice we will be providing stockholders.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

The security holdings of the Company's directors and executive officers are set forth in SEC Form 10-KSB and Amendment No. 1 thereto for the year ended December 31, 2006, in Part III, Item 11 thereof entitled “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.” None of the Company's directors and executive officers has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon which is not shared by all other holders of the Company’s common stock and other voting securities.

All members of the Board of Directors of the Company approved the proposals discussed above in a meeting of the Board of Directors conducted on July 6, 2007.

No security holder entitled to vote at a shareholder’s meeting or by written consent has submitted to the Company any proposal for consideration by the Company or its Board.

FINANCIAL AND OTHER INFORMATION

The following information contained in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on May 31, 2007, and Amendment No. 1 thereto as filed with the Securities and Exchange Commission on June 20, 2007, are incorporated herein by reference: (i) the Company's audited financial statements for the years ended December 31, 2006 and 2005 and (ii) the section entitled "Management's Discussion and Analysis" set forth in Item 6 of Part II thereof.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing such address. Upon receipt of such notice, the Company will undertake to promptly deliver a separate copy of the Information Statement to the stockholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning the Company's offices at (801) 756-5831 or by mail to the Company's address at 892 North 340 East, American Fork, UT 84003, Attn: President.

INCORPORATION BY REFERENCE

This Information Statement incorporates by reference certain information contained in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on May 31, 2007 and Amendment No. 1 thereto as filed with the Securities and Exchange Commission on June 20, 2007, and the Company's Quarterly Report on Form 10-QSB for the 3 months ended March 31, 2007, as filed with the Securities and Exchange Commission on June 4, 2007.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual and quarterly reports, proxy statements, and other reports and information electronically with the Securities and Exchange Commission. The Company's filings are available through the Commission's website at the following address: http://www.sec.gov.

By Order of the Board of Directors,

/s/ PAUL RESSLER

PAUL RESSLER
PRESIDENT

Date:  July 19, 2007

Exhibit A

CERTIFICATE OF AMENDMENT TO THE
ARTICLES OF INCORPORATION
OF HYBRID DYNAMICS CORPORATION

The undersigned officer of Hybrid Dynamics Corporation does hereby certify that:

1.         The name of the corporation for which this Certificate of Amendment to the Articles of Incorporation is being filed is Hybrid Dynamics Corporation (the "Corporation").

2.         The original Articles of Incorporation of the Corporation, as subsequently amended, were filed on July 22, 1999 (the "Articles of Incorporation").

3.         The Articles of Incorporation of the Corporation shall be amended as follows:

            A.     Article IV is amended to add a new subparagraph (c) as follows:

(c)        On the date that this Certificate of Amendment is filed with the Secretary of State of the State of Nevada (the "Effective Date"), every one-hundred (100) shares of common stock, par value $.00015 per share (the "Common Stock"), of the Corporation issued and outstanding at the close of business on the Effective Date (the "Old Shares") will automatically be converted into one (1) share of Common Stock (the "New Shares") of the Corporation. No fractional shares will be issued and, in lieu thereof, each holder of Common Stock whose aggregate number of shares of Old Shares held in one name or account immediately prior to the Effective Date are fewer than ten-thousand (10,000) shares shall receive one-hundred (100) full shares of New Shares in exchange for such Old Shares.

4.         This Certificate of Amendment to the Articles of Incorporation has been approved by the Board of Directors of the Corporation and by more than a majority of the outstanding stockholders of the Corporation. The number of shares entitled to vote on this Certificate of Amendment was 24,215,695 shares and the number of shares that voted in favor of this Certificate of Amendment was 13,070,329 shares.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has hereunto set his hands this ____ day of ___________________, 2007.

Name:    Paul Ressler
Title:   President

Exhibit B

HYBRID DYNAMICS CORPORATION
2006 QUALIFIED INCENTIVE STOCK OPTION PLAN
AMENDMENT # 1
_____________

1.       EFFECTIVE DATE

The effective date of this Amendment # 1 shall be the 20th day after the filing of a Definitive Schedule 14C with the Securities and Exchange Commission.

2.       AMENDMENT

Paragraph 5 of the 2006 Qualified Incentive stock Option Plan (the “Plan”) shall be amended by deleting said Paragraph 5 and inserting therein the following amended Paragraph 5:

Subject to adjustments as provided in Paragraph 6(g), the aggregate number of shares reserved for purposes of the Plan shall be One Million (1,000,000) shares of the Company’s Common Stock, $0.00015 par value per share (“Common Stock”), either authorized but unissued shares or shares held in treasury. If any outstanding option under the Plan for any reason expires or is terminated for any reason before September 30, 2016, the shares allocable to the unexercised portion of such option may again be subjected to an option under the Plan.

Adopted by the Board of Directors of the Company effective as of July 6, 2007.

/s/ Darren Jensen
Darren Jensen
Secretary Hybrid Dynamics Corporation

Approved by the Shareholders of the Company effective as of July 6, 2007.

/s/ Darren Jensen
Darren Jensen
Secretary Hybrid Dynamics Corporation